UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2005
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)
(408) 991-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers.
     On November 28, 2005, the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (the “Company”), appointed Dr. Jung-Herng Chang as President of the Company, effective immediately. Dr. Chang was previously president of the Company’s principal operating subsidiary, Trident Technologies, Inc. (“TTI”), and will continue to hold that position in addition to his new duties.
     Dr. Chang joined the Company in July 1992. He was appointed president of TTI in August 2003. He was appointed Vice President, Engineering of the Company in January 1995, and served as Chief Technical Officer from July 1992 through December 1994. From October 1988 through June 1992, he was a hardware design manager at Sun Microsystems, Inc. From September 1985 through September 1988, he was a research member at IBM’s Thomas J. Watson Research Center. Dr. Chang holds a Ph.D. in Computer Science and a M.S. in Electrical Engineering and Computer Science from the University of California, Berkeley, and a B.S. in Electrical Engineering from the National Taiwan University.
     The current terms of employment and compensation payable to Dr. Chang by the Company was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2005.
     A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
99.1	Press Release announcing appointment of new President.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 29, 2005

TRIDENT MICROSYSTEMS, INC.
/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release announcing appointment of new President.